Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2016, relating to the consolidated financial statements of Coca-Cola Iberian Partners, S.A.U. as of December 31, 2015, 2014 and 2013 and for each of the three years in the period ended December 31, 2015, and contained in the Registration Statement No. 333-208556 of Coca-Cola European Partners plc on Form F-4.

/s/ Deloitte, S.L.

Madrid, Spain

June 1, 2016